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                                                              EXHIBIT 23.1

                   INDEPENDENT AUDITORS' REPORT AND CONSENT

The Board of Directors and Stockholders
EPITAXX, Inc.:

The audits referred to in our report dated January 19, 1998, except for note 3, which is as of February 3, 1998, included the related financial statement schedule on Valuation and Qualifying Accounts for each of the years in the three-year period ended March 31, 1997 and the nine-month period ended December 31, 1997, included in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.

                                          /s/ KPMG Peat Marwick LLP

Short Hills, New Jersey

February 27, 1998